Exhibit 10(e)1












                             NEW CENTURY ENERGIES
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                     (As Adopted Effective January 1, 1998)



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                             NEW CENTURY ENERGIES
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                              Table of Contents

ARTICLE I      GENERAL

   Sec. 1.1    Name of Plan................................................   1
   Sec. 1.2    Purpose.....................................................   1
   Sec. 1.3    Effective Date..............................................   1
   Sec. 1.4    Company.....................................................   1
   Sec. 1.5    Participating Employers.....................................   1
   Sec. 1.6    Construction and Applicable Law.............................   1

ARTICLE II     DEFINITIONS

   Sec. 2.1    Accrual Percentage..........................................   2
   Sec. 2.2    Actuarial Equivalent........................................   2
   Sec. 2.3    Beneficiary.................................................   2
   Sec. 2.4    Board.......................................................   2
   Sec. 2.5    Change In Control...........................................   2
   Sec. 2.6    Committee...................................................   3
   Sec. 2.7    Final Average Compensation..................................   4
   Sec. 2.8    Normal Retirement Benefit...................................   4
   Sec. 2.9    Normal Retirement Date......................................   4
   Sec. 2.10   Participant.................................................   4
   Sec. 2.11   Plan Year...................................................   4
   Sec. 2.12   PSCo SERP...................................................   4
   Sec. 2.13   Retirement Plan.............................................   4
   Sec. 2.14   SPS SERP....................................................   4
   Sec. 2.15   Successor Employer..........................................   4
   Sec. 2.16   Year of Vesting Service.....................................   4

ARTICLE III    PARTICIPATION

   Sec. 3.1    Eligibility for Participation...............................   5
   Sec. 3.2    Cessation of Participation..................................   5
   Sec. 3.3    No Guarantee of Employment..................................   5

ARTICLE IV     BENEFITS

   Sec. 4.1    Amount of Normal Retirement Benefit.........................   5
   Sec. 4.2    Special Provisions for PSCo, and SPS SERP Participation.....   6
   Sec. 4.3    Vesting of Benefit .........................................   6

ARTICLE V      FORM OF PAYMENT AND COMMENCEMENT DATE

   Sec. 5.1    Normal Form ................................................   7
   Sec. 5.2    Reduction for Early Retirement .............................   7
   Sec. 5.3    Optional Forms .............................................   7
   Sec. 5.4    Commencement Date ..........................................   7
   Sec. 5.5    Disability Before Retirement ...............................   7
   Sec. 5.6    Death Prior to Termination of Employment ...................   7
                                      i


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   Sec. 5.7    Death After Termination of Employment ......................   8
   Sec. 5.8    Benefit Upon Change In Control .............................   8

ARTICLE VI     ADMINISTRATION

   Sec. 6.1    Administration by the Committee ............................   8
   Sec. 6.2    Withholding of Taxes .......................................   8
   Sec. 6.3    Unfunded and Unsecured Plan ................................   9

ARTICLE VII    AMENDMENT AND TERMINATION

   Sec. 7.1    Amendment ..................................................   9
   Sec. 7.2    Termination of Plan ........................................   9

ARTICLE VIII   MISCELLANEOUS

   Sec. 8.1    Designation of Beneficiary .................................   9
   Sec. 8.2    Benefits May Not Be Assigned or Alienated ..................   9
   Sec. 8.3    Headings ...................................................  10
   Sec. 8.4    Capitalized Definitions ....................................  10
   Sec. 8.5    Gender .....................................................  10
   Sec. 8.6    Use of Compounds of Word "Here . ...........................  10
   Sec. 8.7    Construed as a Whole .......................................  10


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                             NEW CENTURY ENERGIES
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                  ARTICLE I

                                   GENERAL

        Sec. 1.1 Name of Plan. The name of this plan is "New Century Energies Supplemental Executive Retirement Plan" (referred to hereinafter as the "Plan").

        Sec. 1.2 Purpose. The Plan has been established to provide supplemental retirement benefits and certain benefits upon disability or death before retirement to certain select management or highly compensated employees so that such employees may be retained and their productive efforts encouraged. This Plan is a replacement as of the Effective Date of the PSCo SERP and the SPS SERP. On and after the Effective Date, the benefits to which individuals are entitled under said SERPs are incorporated in this Plan and they cease to be eligible for any separate benefit under those SERPs.

     (a) If the individual is a Participant in this Plan on or after January 1, 1998, the benefit shall be determined and paid solely pursuant to the terms of this Plan, and the provisions of the PSCo SERP or the SPS SERP shall no longer apply except as expressly provided in this Plan. ,

     (b) If an individual who was a participant in the PSCo SERP or the SPS SERP is not a Participant in this Plan on or after January 1, 1998, the benefit shall be determined and paid pursuant to the provisions of the PSCo SERP or the SPS SERP, whichever was applicable, as in effect on December 31, 1997.

        Sec. 1.3 Effective Date. The "Effective Date" of the Plan is January 1, 1998.

        Sec. 1.4 Company. For purposes of this Plan, "Company" means New Century Energies, Inc., a Delaware corporation, and any Successor Employer thereof.

        Sec.  1.5  Participating  Employers.  The  Company  is a  "Participating
Employer" in the Plan. Any subsidiary of the Company shall become a Participating Employer in this Plan upon being so designated in a written action by the Committee, effective as of the date specified by the Committee. Any Successor Employer to a Participating Employer shall also be a Participating Employer. A Participating Employer shall cease to be such effective as of the date specified in a written action by the Committee; provided, however, that such action shall not cause Participants employed by such employer to forfeit vested benefits accrued prior to such date.

        Sec. 1.6 Construction and Applicable Law. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan shall be administered and construed consistent with said intent. This Plan also shall be governed and construed in accordance with the laws of the State of Colorado as applied to contracts executed and to be wholly performed within said state to the extent that such laws are not preempted by the laws of the United States of America.



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                                   ARTICLE II

                                   DEFINITIONS

        Sec. 2.1 Accrual Percentage. "Accrual Percentage" means the percentage (not in excess of 100%) of a Participant's Normal Retirement Benefit which has accrued under this Plan as of any date. The Normal Retirement Benefit shall accrue monthly over a period of 20 years commencing from the Participant's date of employment with the Participating Employers with a portion equal to 1/240 of the total benefit accruing at the end of each month during such 20-year period, provided the individual is employed by a Participating Employer on the last day of said month. If an individual became a Participant on the Effective Date, the Participant's Accrual Percentage as of the Effective Date shall be based on a period of employment that includes all service which was recognized on the day before the Effective Date for purposes of determining the Participant's benefit under the PSCo SERP or the SPS SERP. The Committee may, in its sole discretion, specify in the notice of participation that a particular Participant will be treated as having additional employment with the Participating Employers for purposes of calculating the Participant's Accrual Percentage under this Section.

        Sec. 2.2 Actuarial Equivalent."Actuarial Equivalent" means a benefit of equivalent value determined by the Committee upon advice of the actuary for the Retirement Plan using the actuarial factors used for the corresponding type of calculation under the Retirement Plan.

        Sec. 2.3 Beneficiary. "Beneficiary" means the person or persons designated as such pursuant to the provisions of Sec. 8. 1.

        Sec. 2.4  Board. "Board" means the Board of Directors of the Company.

        Sec. 2.5 Change In Control. A "Change In Control" is the occurrence of any of the events described in subsections (a) through (d) below:

     (a) Either (i) receipt by the Company of a report on Schedule 13D, or an amendment to such a report, filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (die "1934 Act") disclosing that any person (as such term is used in Section 13(d) of the 1934 Act) ("Person"), is the beneficial owner, directly or indirectly, of twenty percent or more of the combined voting power of the outstanding stock of the Company, or (ii) actual knowledge by the Board of facts on the basis of which any Person is required to file such a report on Schedule 13D, or to make an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in Section 13(d) of the 1934 Act) disclosing that such Person is the beneficial owner, directly or indirectly, of twenty percent or more of the combined voting power of the outstanding stock of the Company.

     (b) Purchase by any Person, other than the Company or a wholly-owned subsidiary of the Company, of shares pursuant to a tender or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule l3d-3 under the 1934 Act), directly or indirectly, of twenty percent or more of the combined voting power of the outstanding stock of the Company

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         (calculated  as provided in paragraph  (d) of Rule l3d-3 under the 1934
          Act in the case of rights to acquire stock).

     (c) Approval by the shareholders of the Company of a transaction described in any of the following paragraphs:

         (1) Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger own at least a majority of the combined voting power of the outstanding stock of the surviving corporation immediately after the consolidation or merger (or at least a majority of the combined voting power of the outstanding stock of a corporation which owns directly or indirectly all of the voting stock of the surviving corporation).

         (2) Any consolidation or merger in which the Company is the continuing or surviving corporation but in which the shareholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the combined voting power of the outstanding stock of the continuing or surviving corporation (except where such holders of stock hold at least a majority of the combined voting power of the outstanding stock of the corporation which owns directly or indirectly all of the voting stock of the Company).

         (3) Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (except such a transfer to a corporation which is wholly owned, directly or indirectly, by the Company), or any complete liquidation of the Company.

         (4) Any merger or consolidation of the Company where, after the merger or consolidation, one Person owns 100% of the shares of stock of the Company (except where the holders of the Company's voting stock immediately prior to such merger or consolidation own at least a majority of the combined voting power of the outstanding stock of such Person immediately after such merger or consolidation).

     (d) A change in the majority of the members of the Board within a 24-month period unless the election or nomination for election by the Company's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

A Change In Control  occurs on the date that an event  described  in  subsection
(a), (b) or (d) occurs. In the case of a transaction described in subsection (c) which is subject to approval by the shareholders, the Change In Control occurs on the date the transaction is completed.

     Sec. 2.6 Committee. "Committee" means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan. However, no member of the Committee who is also a Participant in this Plan may participate in or vote on any matter involving the Plan.

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        Sec. 2.7 Final Average Compensation.  "Final Average Compensation" means the average of the highest three calendar years of Compensation to which the Participant is entitled from the Participating Employers during the five calendar year period immediately preceding the calendar year in which the Participant's retirement or other separation from service occurs (or the average of the years during such period in which the Participant received Compensation, if the Participant received Compensation in fewer than three such years). For purposes of this Section, the Participant's Compensation for a year is the Participant's base pay from the Participating Employers as of December 31st of that year, plus any bonus earned by the Participant for that year under the Company's Annual Incentive Plan (before any reductions for pre-tax contributions under any Company 401(k) savings plan, deferred compensation plan or other benefit plan, and before withholding of taxes).

     Sec. 2.8 Normal Retirement Benefit. "Normal Retirement Benefit" means the benefit calculated under Sec. 4. 1.

     Sec. 2.9 Normal Retirement Date. "Normal Retirement Date" means the first day of the calendar month coincident with or next following the Participant's attainment of age 62.

     Sec. 2.10 Participant. "Participant" means an individual defined as such in Sec. 3. 1.

     Sec. 2.11 Plan Year. "Plan Year" means the 12-consecutive-month period commencing January I and ending December 31.

     Sec. 2.12 PSCo SERP. "PSCo SERP" means the Public Service Company of Colorado Supplemental Executive Retirement Plan for Key Employees as in effect on August 1, 1997.

     Sec. 2.13 Retirement Plan. "Retirement Plan" means the New Century Energies Retirement Plan, as it may be amended from time to time.

     Sec. 2.14 SPS SERP. "SPS SERP" means the Southwestern Public Service Company Supplemental Retirement Income Plan as in effect on August 1, 1997.

     Sec. 2.15 Successor Employer. "Successor Employer" means any entity that succeeds to the business of the Company or another Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means.

        Sec. 2.16 Year of Vesting Service. "Year of Vesting Service" means a Plan Year in which an individual is a Participant in this Plan for all or a portion of the Plan Year, measured in years and completed months as a Participant (with each completed month expressed as one-twelfth of a year). In calculating Years of Vesting Service, an individual who becomes a Participant as of the Effective Date shall receive retroactive credit for all years of participation credited to the Participant for purposes of vesting under the PSCo SERP or the SPS SERP prior to the Effective Date.


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                                 ARTICLE III

                                PARTICIPATION

        Sec. 3.1 Eligibility for Participation. A select management or highly compensated employee of the Company or another Participating Employer shall become a Participant in the Plan upon being designated as such by the Committee in a written notice issued by the Committee to the Participant at the time of the designation, effective as of the date specified in the notice and subject to any additional conditions or limitations specified in the notice.

        Sec. 3.2 Cessation of Participation. An employee shall cease to be a Participant on the pa earliest of (i) the date he or she ceases to be an employee of the Participating Employers, (ii) the date he or she receives a written notice from the Committee revoking his or her status as a Participant, or (iii) the date he or she fails to meet the requirements of any regulations which may be issued by the U.S. Department of Labor that define the phrase
"select group of management or highly compensated employees" under ERISA. Service or earnings after the date the individual ceases to be a Participant shall be disregarded for purposes of this Plan, but the individual shall remain entitled to any benefits under this Plan which have become vested prior to that date.

     Sec. 3.3 No Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment with the Participating Employers. Such participation shall in no way interfere with any rights the Participating Employers would have in the absence of such participation to determine the duration of the employee's employment with the Participating Employers.

                                  ARTICLE IV

                                   BENEFITS

     Sec. 4.1 Amount of Normal Retirement Benefit. Subject to the provisions of Sections 4.2 and 4.3 below, the Normal Retirement Benefit under this Plan of a Participant who is vested under Sec. 4.3 shall be a monthly amount equal to the excess, if any, of the amount determined in subsection (a) over the amount determined in subsection (b):

     (a) One-twelfth of 55 % of the Participant's Final Average Compensation multiplied by the Participant's Accrual Percentage.

     (b) The monthly pension to which the Participant is entitled to receive under the Retirement Plan in the form of a life-only annuity commencing on the first day of the month following the later of (i) the Participant's normal retirement age under the Retirement Plan, or (ii) the date the Participant's retirement or other separation from service with the Participating Employers occurs. This amount shall be determined without regard to the actual benefit paid under the Retirement Plan or the actual time or form of such benefit. If the Participant has elected under the Retirement Plan to have all or part of the Participant's "Retirement Program Credits" contributed to the New Century Energies, Inc. Employees' Savings and Stock Ownership Plan for Non-Bargaining Unit Employees, or any successor to such plan, the monthly pension determined under this subsection (b) shall be increased to reflect the amount

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         to which the Participant  would have been entitled under the Retirement
         Plan if such credits had instead been allocated to the Retirement Plan.

     Sec. 4.2 Special Provisions for PSCo and SPS SERP Participation. For Participants who participated in the PSCo SERP or the SPS SERP on the day before the Effective Date, the Normal Retirement Benefit under Sec. 4.1 shall not be less than the Actuarial Equivalent (expressed in the Normal Form payable under Sec. 5. 1) of whichever of the following benefits is applicable:

     (a) If the Participant retires or otherwise separates from service with the Participating Employers prior to May 1, 2000, the accrued benefit determined as of the date of separation from service under the PSCo SERP or the SPS SERP (whichever covered the Participant on the Effective Date).

     (b) If the Participant retires or otherwise separates from service with the Participating Employers on or after May 1, 2000, the accrued benefit determined under the PSCo SERP or the SPS SERP (whichever covered the Participant on the Effective Date), determined by assuming that the Participant separated from service on May 1, 2000. However, whether the Participant is vested in such benefit shall be determined pursuant to Sec. 4.3 of this Plan as of the date the Participant's actual separation from service occurs.

     Sec. 4.3 Vesting of Benefit. A Participant's Normal Retirement Benefit shall become vested upon the earlier of

     (a) The Participant's completion of five Years of Vesting Service.

     (b) The Participant's attainment of age 60.

Notwithstanding the foregoing, the Participant shall not be vested in any benefit under this Plan and the entire benefit shall be forfeited if the Participant's employment is terminated by his or her Participating Employer because of the Participant's fraud or dishonesty which has resulted in, or is likely to result in, material economic damage to a Participating Employer, as determined in good faith by the Committee. The determination of the Committee with respect to the Participant's conduct shall be conclusive, whether or not there are related judicial or other proceedings and without regard to the outcome of any such proceeding. A Participant who is not vested under this Section on the date his or her retirement or other separation from service occurs shall not be eligible to receive any benefit under this Plan.



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                                  ARTICLE V

                    FORM OF PAYMENT AND COMMENCEMENT DATE

     Sec. 5.1 Normal Form. In the event of the Participant's retirement or other separation from service (except for death or disability) with the Participating Employers on or after attaining age 62, payment of the Participant's vested Normal Retirement Benefit shall commence on the first day of the month coinciding with or next following the date on which such retirement or other separation from service occurs and continue each month thereafter until 240 monthly payments have been made.

        Sec. 5.2 Reduction for Early Retirement. In the event the Participant's retirement or other separation from service (except for death or disability) from the Participating Employers occurs prior to his or her attainment of age 62, the Normal Retirement Benefit will be paid commencing on the first day of the month following the, later of (i) the date the Participant attains age 55, or (ii) the date the separation from service occurred, unless a later commencement date is elected pursuant to Sec. 5.3, but shall in all events commence by the first day of the month coinciding with or next following the date the Participant attains age 62. The payments shall continue each month thereafter until a total of 240 monthly payments have been made. The amount of the Participant's Normal Retirement Benefit shall be reduced by five-twelfths of one percent for each month by which the commencement date precedes the first day of the month coinciding with or next following the date the Participant will attain age 62.

     Sec. 5.3 Optional Forms. Upon written application by a Participant not later than 12 months before the date payments are to commence under Sec. 5. 1 or 5.2, or with Committee consent (which shall be granted in its sole discretion) for periods of less than 12 months before said date, the benefit to which a Participant is entitled under Sec. 5.1 or Sec. 5.2 shall be payable, on an Actuarial Equivalent basis, in the form of a single lump sum or in the form of any annuity option permitted under the Retirement Plan.

        Sec. 5.4 Commencement Date. Retirement benefits shall commence in accordance with Sec. 5.1 and Sec. 5.2; provided, however, that the Committee may, in its discretion, after receiving a Participant's lump sum election under Sec. 5.3, determine that payment shall be made at a later date than that specified or requested by the Participant. In the event that all or a portion of any payment under this Article V shall be rendered nondeductible by the Participating Employers pursuant to Internal Revenue Code Section 162(m) or any successor provision at the time of the Participant's retirement or termination, the Committee shall defer any such nondeductible portion to a time period when such payment would otherwise be deductible by the Participating Employers, and shall adjust the deferred payment on an Actuarial Equivalent basis to reflect the date payment is actually made.

        Sec. 5.5 Disability Before Retirement. If, while employed by a Participating Employer, a Participant becomes totally and permanently disabled, as determined by the Committee, and is separated from service, the monthly vested Normal Retirement Benefit shall be paid to the Participant beginning on the first day of the month following the date of the Participant's separation from service, without any reduction for early commencement of the payments, and shall continue until a total of 240 monthly payments have been made. For purposes of this Section, "disabled" means, for a period of up to 24 consecutive months, a Participant's inability as a result of an accident or illness to perform the essential functions of the Participant's current position or any position the Participant held within the 90 day period immediately prior to such accident or illness, and at the end of said 24 month period, the Participant is



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permanently  unable  to  engage  in any and every  occupation  or  business  for compensation or profit for which the Participant is reasonably fitted by education, training or experience.

        Sec.  5.6  Death  Prior  to  Termination  of  Employment.  If  a  vested
Participant dies while employed by a Participating Employer (and prior to commencement of a pension due to disability under Sec. 5.5), the Participant's Beneficiary shall receive, beginning the first day of the month following the Participant's death, a monthly payment equal to 50% of the Participant's Normal Retirement Benefit until a total of 240 monthly payments have been made to the Beneficiary.

     Sec. 5.7 Death After Termination of Employment. If a vested Participant dies after leaving the employ of the Participating Employers and prior to Participant's receipt of 240 benefit payments, the Participant's Beneficiary shall receive payments determined as follows:

     (a) The monthly payment will be an amount which is equal to 50 % of Participant's monthly vested Normal Retirement Benefit from the Plan which the Participant was receiving immediately preceding the Participant's death, (or would have been entitled to receive upon attaining age 62 if the Participant died prior to commencing to receive payments).

     (b) The monthly benefit determined under subsection (a) shall be paid beginning the first day of the month after the date of death if the Participant was receiving payments prior to death, and otherwise shall commence on the first day of the month following the date the Participant would have attained age 62. Payments shall cease when the Participant and the Participant's Beneficiary have received a total of 240 monthly benefit payments collectively.

     (c) The  Committee  may in its sole  discretion  pay any benefit under this
Section in a lump sum in accordance with Sec. 5.3 or may pay a reduced benefit determined pursuant to Sec. 5.2 commencing at any time determined by the Committee after the later of the Participant's death or the date the Participant would have attained age 55.

        Sec. 5.8 Benefit Upon Change In Control. If a Participant's retirement or other separation from service with the Participating Employers occurs within 24 months after a Change In Control, notwithstanding any provision of this Plan to the contrary, the Participant's entire benefit hereunder shall be paid within 30 days following the separation from service in a single lump stun that is the Actuarial Equivalent of the benefit to which the Participant was otherwise entitled.

                                  ARTICLE VI

                                ADMINISTRATION

        Sec. 6.1 Administration by the Committee. The Committee shall administer the Plan, establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the on of the Plan and interpret the provisions of the Plan. The Committee shall have discretionary authority to interpret the Plan, and the interpretations of the Committee shall be conclusive.

        Sec. 6.2 Withholding of Taxes. The benefits payable under this Plan shall be subject to the deduction of any federal, state, or local income taxes or other taxes which are required to be withheld from such payments by applicable laws and regulations.

        Sec. 6.3 Unfunded and Unsecured Plan. The Plan is an unfunded and unsecured nonqualified plan for federal income tax, ERISA and Department of Labor purposes. It is a condition of the Plan, and each Participant expressly agrees, that the Participant and the Participant's Beneficiary shall look solely to the Participating Employers for payment of benefits under the Plan, whether such payments are made from the general funds of the Participating Employers or otherwise. No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Participating Employers. To the extent that any Participant or Beneficiary acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Participating Employers.

                                 ARTICLE VII

                          AMENDMENT AND TERMINATION

        Sec. 7.1 Amendment. The Board may amend the Plan at any time in whole or in part for any reason. No amendment shall decrease the benefits that have accrued under the Plan prior to the date of such amendment based on earnings and service prior to such date, but the amendment may decrease or eliminate future accruals (including any continuing accruals under the provisions of the PSCo SERP or the SPS SERP).

        Sec. 7.2 Termination of Plan. The Board may terminate the Plan at any time. After such termination, no employee shall become a Participant, no further benefits shall accrue under the Plan, and each Participant shall become 100% vested in the benefit accrued prior to the date of termination. At the discretion of the Committee, the benefits accrued prior to termination of the Plan may be either distributed to Participants (or Beneficiaries in the event of death) in a lump sum on an Actuarial Equivalent basis as of a date determined by the Committee which is after the date of termination, or distributed in accordance with Article V.

                                 ARTICLE VIII

                                MISCELLANEOUS

     Sec. 8.1 Designation of Beneficiary. Each Participant under the Plan may name any Beneficiary or Beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan otherwise due to the Participant may be paid in case of the Participant's death before receiving any or all of such benefit. Any subsequent designation shall revoke all prior designations by the same Participant. If the Participant does not designate a beneficiary, or if none of those designated are alive or existing at the time the Beneficiary is to be identified to receive a benefit under the Plan, or if the person receiving benefits as the beneficiary hereunder dies with no contingent beneficiary designated, the Beneficiary shall be the Participant's estate.

     Sec. 8.2 Benefits May Not Be Assigned or Alienated. Neither a Participant nor any Beneficiary shall have the right to sell, assign, transfer, encumber or otherwise convey any right to receive any payment hereunder. No part of the amounts payable hereunder shall be subject to seizure or sequestration for the payment of any debts or judgments owed by a Participant or any other person.



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


        Sec. 8.3 Headings. Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

        Sec. 8.4 Capitalized Definitions. Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

        Sec. 8.5 Gender. Any references to the masculine gender include the feminine and vice versa.

        Sec. 8.6 Use of Compounds of Word "Here". Use of the words "hereof", "herein", "hereunder", or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

        Sec. 8.7 Construed as a Whole. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions hereof and shall not be construed separately without relation to the context.

        IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer this 3rd day of August, 1998.

                                                NEW CENTURY ENERGIES, INC.

                                                  /s/ Bill D. Helton
                                                  ------------------
                                                By  Bill D. Helton
                                                Its Chief Executive Officer



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